Exhibit 99.1

ModivCare Announces Acquisition of VRI, a Leading Provider of

Remote Patient Monitoring Solutions in the United States

-- Adds a critical supportive care platform with unique data analytics to benefit payors and patients --

-- Attractive financial profile with mid-teens recurring revenue growth and strong margins --

DENVER – August 3, 2021 – ModivCare Inc. (“ModivCare” or the “Company”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions focused on improving patient outcomes, today announced that the Company has signed a purchase agreement to acquire VRI Intermediate Holdings, LLC (“VRI”), an industry-leading provider of remote patient monitoring (“RPM”) solutions.

Under the terms of the agreement, ModivCare will acquire 100 percent of the equity interests in VRI for a purchase price of $315 million, subject to customary purchase price adjustments. VRI generated $56 million of revenue and $21 million of adjusted EBITDA for the twelve-month period ended June 30, 2021. ModivCare intends to finance the acquisition with fully committed debt financing from Deutsche Bank Securities Inc. and Jefferies LLC. The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close in the third quarter of 2021. The Company expects the impact of the acquisition to be immediately accretive to adjusted earnings.

“The acquisition of VRI brings us a national remote patient monitoring and medication management platform, accelerating our strategy to build a holistic suite of supportive care solutions designed to address the social determinants of health, deliver better care in the home, enhance patient lives and reduce healthcare costs,” said Daniel E. Greenleaf, President and Chief Executive Officer of ModivCare. “Moreover, by leveraging VRI’s data analytics and technology, we expect to bring a more connected care experience into the homes of underserved patient populations and provide valuable insight to our payor partners, particularly when combined with data from our other supportive care services of non-emergency medical transportation, personal care, and nutritional meal delivery.”

In summary, the transaction is expected to have the following strategic benefits:

●

Advances ModivCare’s vision to be the preeminent provider of comprehensive supportive care services that address the social determinants of health, including non-emergency medical transportation, personal care, remote monitoring, medication management, and nutrition

RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY

●

Offers a highly compelling value proposition to health plans through improved patient outcomes, enhanced patient engagement and experience, peace-of-mind support for patients and the caregivers who support them, and reduced costs

●	Creates significant cross-selling opportunities given ModivCare’s channel expertise in Medicaid, Medicare Advantage, and state relationships

●	Introduces new technology-enabled in-home solutions that deepen ModivCare’s engagement with payors and patients

●	Adds a strategic pillar and operating team to advance ModivCare’s broader technology and data strategy

●

Increases ModivCare’s total addressable market by an estimated $8.5 billion in a market that is only 13% penetrated, with considerable growth opportunities from increasing coverage of remote monitoring by Medicaid and Medicare Advantage health plans

●	Provides a predictable recurring revenue stream that is expected to grow in the mid-teens over the next several years, with strong EBITDA margins in the mid- to high-30% range

Jason Anderson, Chief Executive Officer of VRI commented, “We are excited to be joining forces with ModivCare, a pioneer in supportive care solutions that address the social determinants of health. Our technology and service offering will be highly complementary to ModivCare, and we believe it will have a significant positive impact on the patients ModivCare serves. We believe there is enormous potential through the combination of our organizations to advance supportive care and help drive value-based care solutions to payors through our unique patient engagement and data insights offering.”

VRI manages a comprehensive suite of services, including personal emergency response systems (“PERS”), vitals monitoring, medication management, and data-driven patient engagement solutions. VRI provides its payor customers and patients with a differentiated and outcomes-oriented service model that includes high-touch clinical engagement with over 2.5 million annual person-to-person patient interactions. VRI actively monitors over 155,000 patients from its two 24/7 care centers, leveraging proprietary technology and data analytics. VRI also utilizes a device agnostic approach with more than 250 integrated devices. VRI serves a diverse base of customers across all 50 states, including over 360 managed care plans and state Medicaid agencies and over 125 health systems and distributors.

RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY

VRI will maintain its Franklin headquarters, as well as its care centers in Franklin, Ohio, and Sullivan, Illinois. Jason Anderson, who has been a leader at VRI since 2015, will remain as its CEO.

Transaction Advisors

Deutsche Bank Securities Inc. is serving as exclusive financial advisor to ModivCare and Gibson, Dunn & Crutcher LLP is serving as ModivCare’s legal advisor. TripleTree, LLC is serving as exclusive financial advisor to VRI and Alston & Bird LLP is serving as VRI’s legal advisor.

Conference Call

ModivCare will hold a conference call to discuss the acquisition of VRI on Tuesday, August 3, 2021, at 8:30 a.m. ET.

To access the conference call by phone, please dial:

●	US toll-free: (877) 423-9820
●	International: (201) 493-6749

The webcast and accompanying presentation can be accessed on the Company’s website: https://investors.modivcare.com/events-presentations/default.aspx.

The webcast also can be accessed here.

The conference call will be archived on the Company’s website.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. In addition, statements that are not historical statements of fact should also be considered forward-looking statements. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and the Company’s industry, and are not guarantees of the Company’s future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein.

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The Company has provided additional information in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2020 and subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our other filings with the SEC. We undertake no obligation to update or revise any forward- looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

About ModivCare

ModivCare Inc. (“ModivCare”) (Nasdaq: MODV) is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their patients. Our value-based solutions address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. We are a leading provider of non-emergency medical transportation (NEMT), personal and home care, and nutritional meal delivery. ModivCare also holds a minority equity interest in CCHN Group Holdings, Inc. and its subsidiaries (“Matrix Medical Network”), which partners with leading health plans and providers nationally, delivering a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. To learn more about ModivCare, please visit www.modivcare.com.

Media:

Kate Zerone

Senior Manager, Communications

kate.zerone@modivcare.com

Investors:

The Equity Group

Kalle Ahl, CFA

kahl@equityny.com

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